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                                   Exhibit 7.1

                             Joint filing agreement

The undersigned hereby agree that Amendment No. 2 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of them.

Dated: January 10, 2002


Warren H. Feldman, Individually

Warren H. Feldman
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Warren H. Feldman



The Warren H Feldman Family L.L.C.


By: Warren H. Feldman, Manager
    ---------------------------
    Warren H. Feldman, Manager